                           --SCHEDULE 14A TEMPLATE--
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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                            Jones Intercable, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)
                            c/o Comcast Corporation
                               1500 Market Street
                        Philadelphia, Pennsylvania 19102

                    Notice of Annual Meeting of Shareholders
                         To Be Held September 23, 1999

  The Annual Meeting of the Shareholders of Jones Intercable, Inc. (the "Company") will be held at the Company's corporate offices, 1500 Market Street, Philadelphia, Pennsylvania, on Thursday, September 23, 1999, at 11:00 a.m., Eastern Time, for the following purposes:

      1. To elect directors to serve until the next Annual Meeting of Shareholders and/or until their successors are duly elected and qualified.

      2. To ratify the appointment of Arthur Andersen LLP, Certified Public Accountants, as independent auditors for the Company for the year ending December 31, 1999.

      3. To transact such other business as may properly come before the Annual Meeting.

  Only shareholders of record at the close of business on August 9, 1999 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

  It is very important that all shareholders be represented at the Annual Meeting. We urge you to sign and return the enclosed proxy as promptly as possible--whether or not you plan to attend the Annual Meeting. The proxy should be returned in the enclosed envelope. You may revoke the proxy at any time prior to its use by filing with the Company a duly executed proxy bearing a later date, by voting in person at the Annual Meeting or by giving written notice of revocation to the Secretary of the Company.

                                          By Order of the Board of Directors

                                          Stanley Wang
                                          Secretary

Dated: August 20, 1999
                            c/o Comcast Corporation
                               1500 Market Street
                        Philadelphia, Pennsylvania 19102

                                PROXY STATEMENT

          Annual Meeting of Shareholders to be Held September 23, 1999

  Proxies in the form accompanying this statement are being solicited by the Board of Directors of Jones Intercable, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Thursday, September 23, 1999, at 11:00 a.m., Eastern Time, at the Company's corporate offices, 1500 Market Street, Philadelphia, Pennsylvania, and at any adjournment or postponement thereof. A proxy may be revoked by a shareholder at any time prior to its use by filing with the Company a duly executed proxy bearing a later date, by voting in person at the Meeting, or by giving written notice of revocation to the Secretary of the Company.

  If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in the manner specified. If no specification is made on the proxy, then the shares shall be voted FOR approval of the proposals set forth in this Proxy Statement. The proxy will also be voted in connection with the transaction of such other business as may properly come before the Meeting or any adjournment thereof. Management knows of no matters, other than those set forth in this Proxy Statement, to be considered at the Meeting. If, however, any other matters properly come before the Meeting or any adjournment thereof, the persons named in the proxy will vote such proxy in accordance with their best judgment on any such matter. The persons named in the proxy will also, if in their judgment it is deemed to be advisable, vote to adjourn the Meeting from time to time.

  "Broker non-votes" are proxies with respect to shares held in record name by brokers or nominees, as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power under applicable national securities exchange rules or the instrument under which it serves in such a capacity. With respect to the proposals to be voted on at the Meeting, abstentions and broker non-votes will have no impact on the outcome of the voting on such proposals because a majority vote of the shares represented at the Meeting will be sufficient to determine the voting on all of the proposals.

  Officers, directors and regular employees of the Company may solicit proxies by telephone, fax or personal interview, as well as by mail. The cost of any such solicitation will be paid by the Company. Arrangements also have been made with brokerage firms and other custodians, nominees and fiduciaries who hold of record Common Stock and Class A Common Stock for the forwarding of solicitation materials to the beneficial owners thereof. The Company will request banks, brokerage houses and other institutions, which act as nominees or fiduciaries for owners of Common Stock and Class A Common Stock, to forward the solicitation materials to persons for whom they hold shares and to obtain authorization for the execution of proxies.

  As of August 9, 1999, the Company's classes of capital stock entitled to vote were its Common Stock, $.01 par value, of which 5,113,021 shares were outstanding, and its Class A Common Stock, $.01 par value, of which 36,937,170 shares were outstanding. Only shareholders of record at the close of business on August 9, 1999 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting.

  The approximate date on which this Proxy Statement is being sent to shareholders is August 20, 1999.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals must be received by the Company by April 15, 2000 in order to be presented at the next Annual Meeting of Shareholders.

                        CHANGE IN CONTROL OF THE COMPANY

  On April 7, 1999, Comcast Corporation ("Comcast") completed the acquisition of a controlling interest in the Company. Comcast acquired an additional 1.0 million shares of the Company's Class A Common Stock on June 29, 1999. As of the Record Date, Comcast owned approximately 13.8 million shares of the Company's Class A Common Stock and approximately 2.9 million shares of the Company's Common Stock, representing 39.6% of the economic interest and 48.3% of the voting interest in the Company. Comcast has contributed its shares in the Company to Comcast's wholly-owned subsidiary, Comcast Cable Communications, Inc. The approximately 2.9 million shares of Common Stock of the Company owned by Comcast represents approximately 56% of the outstanding Common Stock, which class of stock is entitled to elect approximately 75% of the Board of Directors of the Company. On the Record Date, Comcast announced its intention to commence an offer to exchange 1.4 shares of its Class A Special Common Stock for each share of Class A Common Stock or Common Stock of the Company, for up to 79% of the combined number of shares of the Company's Class A Common Stock and Common Stock outstanding (subject to certain terms and conditions to be contained in the offer documents). The offer would commence upon registration of Comcast's Class A Special Common Stock to be offered in the exchange offer with the Securities and Exchange Commission pursuant to an effective registration statement.

  Comcast acquired its controlling interest in the Company through the closings under the following agreements: (1) the Agreement dated August 12, 1998, by and among Comcast, the Jones Entities (as defined below) and certain affiliates of the Jones Entities named therein; (2) the Purchase and Sale Agreement dated
May 22, 1998 by and among Comcast, BTH (as defined below), BTH (U.S. Cable) Limited ("US Cable") and BTH (Intercable) Limited ("BTH Intercable"), as amended by the Amended and Restated Purchase and Sale Agreement, dated August 12, 1998, by and among Comcast, BTH, US Cable and BTH Intercable; (3) Amendment No. 1 to the Option Agreements, dated August 12, 1998, by and among certain of the Jones Entities and The Bank of New York as agent for BTH and Comcast; and
(4) the Agreement and Amendment No. 1 to Shareholders Agreement by and among the Company, the Jones Entities, BTH, US Cable and BTH Intercable, which Comcast entered into in May and August 1998 with the Company's former principal shareholders-Glenn R. Jones, Jones International, Ltd., Jones Entertainment Group, Ltd., Jones Space Segment, Inc., Jones Global Group, Inc., Jones Interdigital, Inc., Jones Grantor Business Trust and Jones International Grantor Business Trust (collectively, the "Jones Entities") and BCI Telecom Holdings Inc. ("BTH"). The agreements provided for, among other things, (i) the immediate exercise of the control option and the acquisition by Comcast of the Company's Common Stock that was owned by the Jones Entities, (ii) the acquisition by Comcast of the Company's Class A Common Stock that was beneficially owned by US Cable and (iii) the resignation of all of the directors of the Company other than those certain directors mutually designated by the Jones Entities and BTH pursuant to the Shareholders Agreement and the election of directors designated by Comcast to fill such vacancies. These transactions closed on April 7, 1999, and Comcast paid BCE Inc., as successor to BTH, $508,159,632.36 in cash for its shares of Class A Common Stock and Comcast paid the Jones Entities $148,113,063.90 in cash for their shares of Common Stock. Comcast had previously paid the Jones Entities $50,000,000 in cash on August 12, 1998. On June 29, 1999, Comcast purchased 2,627 shares of Class A Common Stock from Glenn R. Jones and 997,373 shares of Class A Common Stock from Jones International, Ltd. for aggregate purchase prices of $131,350 and $49,868,650, respectively. Comcast financed these payments with available cash and cash equivalents.

  Pursuant to the terms of the agreements among Comcast, BTH and the Jones Entities, on April 7, 1999 the following directors of the Company resigned:
Robert E. Cole, Josef J. Fridman, James J. Krejci, James B. O'Brien, Raphael M. Solot, Robert Kearney, Howard O. Thrall, Siim A. Vanaselja, Sanford Zisman and Glenn R. Jones. The bylaws of the Company were amended to establish the size of the Board of Directors as a range from eight to thirteen directors and the Board of Directors was reconstituted to have eight directors. The remaining directors elected the following persons to fill the vacancies on the Board of Directors created by such resignations: Ralph J. Roberts, Brian L. Roberts, Lawrence S. Smith, John R. Alchin and Stanley Wang. All of the newly elected directors are officers of Comcast. Also on April 7, 1999, the following former executive officers of the Company resigned: Glenn R. Jones, James B. O'Brien, Ruth E. Warren, Kevin P. Coyle, Cynthia A. Winning, Elizabeth M. Steele, Wayne
H. Davis and Larry W. Kaschinske. The following persons were appointed as executive officers of the Company on April 7, 1999: Ralph J. Roberts, Brian L. Roberts, Lawrence S. Smith, John R. Alchin and Stanley Wang. On July 27, 1999, the Board of Directors was reconstituted so as to have nine rather than eight directors, and Julian A. Brodsky, also an officer of Comcast, was elected as a director to fill the vacancy created by such expansion of the Board of Directors. Mr. Brodsky also was appointed an executive officer of the Company on that date.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding ownership of the Company's Common Stock or Class A Common Stock as of the Record Date (unless otherwise noted) by persons (including any group of persons) known to the Company to be beneficial owners of more than 5% of either class of stock, the directors of the Company, the nominees for director, each of the Company's former executive officers who are named in the Executive Compensation Table and the current executive officers and directors of the Company as a group. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within 60 days.

      Name and Address
             of                         Amount and Nature
      Beneficial Owner                    of Beneficial
             (1)         Title of Class Ownership (2)(3)   Percent of Class (3)
      ----------------   -------------- -----------------  --------------------
      Comcast
      Corporation         Common Stock      2,878,151 (4)             56.3
      1500 Market
      Street
      Philadelphia,
      Pennsylvania
      19102                 Class A        13,782,500 (4)             37.3
                          Common Stock
-------------------------------------------------------------------------------
      Comcast Cable
      Communications,
      Inc.                Common Stock      2,878,151 (4)             56.3
      1201 Market
      Street
      Wilmington,
      Delaware 19801        Class A        13,782,500 (4)             37.3
                          Common Stock
-------------------------------------------------------------------------------
      Capital Research      Class A         3,265,000 (5)              8.8
      and                 Common Stock
      Management
      Company
      333 South Hope
      Street
      Los Angeles, CA
      90071
-------------------------------------------------------------------------------
      Kevin P. Coyle
      (6)                 Common Stock            345          Less than 1
      1405 Green Willow
      Lane
      Littleton,
      Colorado 80121        Class A            25,916          Less than 1
                          Common Stock
-------------------------------------------------------------------------------
      William E.
      Frenzel               Class A             1,000          Less than 1
      1775                Common Stock
      Massachusetts
      Ave., N.W.
      Washington, D.C.
      20036
-------------------------------------------------------------------------------
      Glenn R. Jones
      (6)                 Common Stock         38,000          Less than 1
      9697 East Mineral
      Avenue
      Englewood,
      Colorado 80112        Class A           683,461                  1.9
                          Common Stock
-------------------------------------------------------------------------------
      James B. O'Brien
      (6)                   Class A            48,387          Less than 1
      7264 South          Common Stock
      Niagara Circle
      Englewood,
      Colorado 80112
-------------------------------------------------------------------------------
      Ruth E. Warren
      (6)                 Common Stock            386          Less than 1
      1102 Race Street
      Denver, Colorado
      80206                 Class A            31,526          Less than 1
                          Common Stock
-------------------------------------------------------------------------------
      Cynthia A.
      Winning (6)           Class A            19,500          Less than 1
      20950 East          Common Stock
      Arrowshaft Trail
      Parker, Colorado
      80138
-------------------------------------------------------------------------------
      Robert B.
      Zoellick              Class A               300          Less than 1
      1800 K Street,      Common Stock
      N.W.
      Washington, D.C.
      20006
-------------------------------------------------------------------------------
      All current
      executive
      officers and        Common Stock              0                    0
      directors of the
      Company as a
      group
      (9 persons)           Class A             1,300          Less than 1
                          Common Stock
-------------------------------------------------------------------------------

(1) Directors, nominees and executive officers not listed individually in this beneficial ownership table do not own any of the Company's shares. All information in the table is as of the Record Date unless otherwise noted.
(2) Unless otherwise noted, all persons indicated in the table have full voting and investment power with respect to the share ownership described.

(3) This information is based upon representations given to the Company by the shareholders and/or filings made by the shareholders with the Securities and Exchange Commission, copies of which were provided to the Company.
(4) Comcast acquired its shares of Common Stock on April 7, 1999 and it acquired its shares of Class A Common Stock on April 7, 1999 and June 29, 1999. Comcast has contributed all of its shares in the Company to Comcast Cable Communications, Inc. Comcast and Comcast Cable Communications, Inc. have sole voting and dispositive power over these shares. At June 30, 1999, Sural Corporation ("Sural"), a Delaware corporation, owned 8,786,250 shares of Comcast's outstanding Class B Common Stock and 795,038 shares of Comcast's outstanding Class A Common Stock. Mr Brian L. Roberts, President of the Company and of Comcast, owns stock representing substantially all of the voting power of all classes of voting securities of Sural. Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), Mr. Brian L. Roberts is deemed to be the beneficial owner of the shares of Comcast's Class B Common Stock and Class A Common Stock owned by Sural, and he is deemed to be the beneficial owner of an additional 4,061 shares of Comcast's Class A Common Stock (including 1,356 shares owned by his wife, as to which he disclaims beneficial ownership). Since each share of Comcast's Class B Common Stock is entitled to fifteen votes, the shares of Comcast's Class A Common Stock and Comcast's Class B Common Stock owned by Sural and Mr. Brian L. Roberts constitute approximately 77% of the voting power of the two classes of Comcast's voting Common Stock combined. Comcast's Class B Common Stock is convertible on a share-for-share basis into Comcast's Class A Common Stock or Comcast's Class A Special Common Stock. If Sural and Mr. Brian L. Roberts were to convert Comcast's Class B Common Stock which they are deemed to beneficially own into Comcast's Class A Common Stock, Mr. Roberts would beneficially own 9,585,349 shares of Comcast's Class A Common Stock (approximately 23.8% of the Class A Common Stock).
(5) Capital Research and Management Company is a registered investment adviser that manages The American Funds Group of mutual funds. It does not own any shares of the Company for its own account and it accordingly has no voting power over the 3,265,000 shares of Class A Common Stock. Capital Research and Management Company does have sole dispositive power over these 3,265,000 shares. The security ownership of Capital Research and Management Company is as of December 31, 1998, as reported to the Company on the shareholder's Schedule 13G.
(6) These persons are former executive officers of the Company. The security ownership of these former executive officers is as of July 26, 1999.

                       PROPOSAL 1. ELECTION OF DIRECTORS

  Directors are elected to hold office until the next Annual Meeting of Shareholders and until their successors shall be elected and shall qualify. In the absence of instructions to the contrary, the proxies designated by the Board of Directors on the form of proxy enclosed will vote the shares represented by them in favor of the nominees listed below. Each of the persons nominated is currently a member of the Board of Directors. Although management does not anticipate that such an event will occur, if a nominee named in this Proxy Statement is unable to serve as a director at the time of the Annual Meeting, the proxy will be voted for a nominee to be designated by the present Board of Directors.

  The Company's Articles of Incorporation provide that, with respect to the election of directors, the holders of Class A Common Stock, voting as a separate class, are entitled to elect that number of directors constituting 25% of the total membership of the Board of Directors. If such 25% is not a whole number, holders of Class A Common Stock are entitled to elect the nearest higher whole number of directors constituting 25% of the membership of the Board of Directors. Holders of Common Stock, voting as a separate class, are entitled to elect the remaining directors. The bylaws of the Company establish the size of the Board of Directors as a range from eight to thirteen directors and the Board of Directors currently is constituted to have nine directors.

  Of the nine persons set forth below as nominees for the position of director of the Company, William E. Frenzel, Donald L. Jacobs and Robert B. Zoellick have been designated as nominees to be elected by holders of Class A Common Stock. Ralph J. Roberts, Julian A. Brodsky, Brian L. Roberts, Lawrence S. Smith, John R. Alchin and Stanley Wang have been designated as the nominees to be elected by holders of Common Stock.

  Each share of Common Stock and Class A Common Stock has one vote in the election of the directors to be elected by that class. The Company's Articles of Incorporation provide that cumulative voting shall not be allowed in the election of directors. With respect to the directors to be elected by the holders of Class A Common Stock, the three nominees receiving the highest number of votes cast in favor of their election at the Meeting, in person or by proxy, will be elected to the Board of Directors. With respect to the directors to be elected by the holders of Common Stock, the six nominees receiving the highest number of votes cast in favor of their election at the Meeting, in person or by proxy, will be elected to the Board of Directors.

Directors to be Elected by Holders of Class A Common Stock

  Mr. William E. Frenzel was appointed a director of the Company in April 1995. Mr. Frenzel has been a Guest Scholar since 1991 with the Brookings Institution, a research organization located in Washington D. C. Until his retirement in January 1991, Mr. Frenzel served for twenty years in the United States House of Representatives, representing a district in the State of Minnesota, where he was a member of the House Ways and Means Committee and its Trade Subcommittee, the Congressional Representative to the General Agreement on Tariffs and Trade
(GATT), the Ranking Minority Member on the House Budget Committee and a member of the National Economic Commission. Mr. Frenzel also served in the Minnesota Legislature for eight years. He is Vice Chairman of the Eurasia Foundation, a Board Member of the U.S.-Japan Foundation, Sit Mutual Funds, Logistics Management Institute and Chairman of the Japan-America Society of Washington. He is 71 years old.

  Mr. Donald L. Jacobs was appointed a director of the Company in April 1995. Mr. Jacobs is a retired executive officer of TRW. Prior to his retirement, he was Vice President and Deputy General Manager of the Space and Defense Sector; prior to that appointment, he was the Vice President and General Manager of the Defense Systems Group and prior to his appointment as Group General Manager, he was President of ESL Inc., a wholly owned subsidiary of TRW. During his career, Mr. Jacobs served on several corporate, professional and civic boards. He is 61 years old.

  Mr. Robert B. Zoellick was appointed a director of the Company in April 1995. Mr. Zoellick is a Research Scholar at Harvard University, Resident Fellow at The German Marshall Fund of the U.S., and a Senior International Advisor to Goldman Sachs. He served as the Olin Professor at the U.S. Naval Academy for the 1997-1998 term. From 1993 through 1997, he was an Executive Vice President at Fannie Mae, the largest housing finance investor in the United States. From August 1992 to January 1993, Mr. Zoellick served as Deputy Chief of Staff of the White House and Assistant to the President. From May 1991 to August 1992, Mr. Zoellick served concurrently as the Under Secretary of State for Economic and Agricultural Affairs and as Counselor of the Department of State, a post he assumed in March 1989. From 1985 to 1988, Mr. Zoellick served at the Department of Treasury in a number of capacities, including Counselor to the Secretary. Mr. Zoellick currently serves on the boards of Alliance Capital and Said Holdings, as well as Enron Corporation's Advisory Council. He is 46 years old.

Directors to be Elected by Holders of Common Stock

  Mr. Ralph J. Roberts was appointed a director of the Company in April 1999. He has served as Chairman of the Company's Board of Directors since April 7, 1999. Mr. Roberts has served as a director of Comcast Corporation and as the Chairman of its Board of Directors for more than five years. Mr. Roberts devotes a major portion of his time to the business and affairs of Comcast Corporation. Mr. Roberts has been the President and a director of Sural Corporation, a privately held investment company that is Comcast Corporation's controlling shareholder, for more than five years. Mr. Roberts is also a director of Comcast Cable Communications, Inc. Mr. Roberts is the father of Brian L. Roberts. He is 79 years old.

  Mr. Julian A. Brodsky was appointed a director of the Company in July 1999. He has served as Vice Chairman of the Company's Board of Directors since July 27, 1999. Mr. Brodsky has served as a director of Comcast Corporation and as the Vice Chairman of its Board of Directors for more than five years. Mr. Brodsky devotes a major portion of his time to the business and affairs of Comcast Corporation. Mr. Brodsky also serves as Treasurer and as a director of Sural Corporation. He is also a director of Comcast Cable Communications, Inc. and RBB Fund, Inc. He is 66 years old.

  Mr. Brian L. Roberts was appointed a director of the Company in April 1999. He has served as President of the Company since April 7, 1999. Mr. Roberts has served as the President and as a director of Comcast Corporation for more than five years. Mr. Roberts devotes a major portion of his time to the business and affairs of Comcast Corporation. Mr. Roberts also serves as Vice President and as a director of Sural Corporation. He also is a director of Comcast Cable Communications, Inc., At Home Corporation and The Bank of New York Company, Inc. Mr. Roberts is a son of Ralph J. Roberts. He is 40 years old.

  Mr. Lawrence S. Smith was appointed a director of the Company in April 1999. He has served as Executive Vice President of the Company since April 7, 1999. Mr. Smith has served as Executive Vice President of Comcast Corporation since December 1995. Prior to that time, he served as Senior Vice President of Comcast Corporation for more than five years. Mr. Smith is the Principal Accounting Officer of the Company and of Comcast Corporation. He is 51 years old.

  Mr. John R. Alchin was appointed a director of the Company in April 1999. He has served as a Senior Vice President and Treasurer of the Company since April 7, 1999. Mr. Alchin has served as Senior Vice President and Treasurer of Comcast Corporation for more than five years. Mr. Alchin is the Principal Financial Officer of the Company and of Comcast Corporation. He is 51 years old.

  Mr. Stanley Wang was appointed a director of the Company in April 1999. He has served as a Senior Vice President and Secretary of the Company since April 7, 1999. Mr. Wang has served as Senior Vice President, Secretary and General Counsel of Comcast Corporation for more than five years. He is 58 years old.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                              THE ABOVE NOMINEES.

  During the calendar year ended December 31, 1998, the Board of Directors of the Company met 15 times. The Board of Directors of the Company took all other action in 1998 by unanimous written consent, in accordance with the provisions of the Colorado Business Corporation Act.

  During 1998, Glenn R. Jones, James B. O'Brien and Robert Kearney were the members of the Executive Committee of the Board of Directors, which was established in April 1985. The Executive Committee of the Board met one time during 1998 and took all other action during the calendar year ended December 31, 1998 by unanimous written consent. Ralph J. Roberts, Brian L. Roberts and Lawrence S. Smith have been the members of the Executive Committee of the Board since April 7, 1999.

  During 1998, Donald L. Jacobs, Siim A. Vanaselja and Robert B. Zoellick were the members of the Audit Committee of the Board of Directors, which was established in March 1982. The Audit Committee met four times during the calendar year ended December 31, 1998. On April 7, 1999, Lawrence S. Smith replaced Mr. Vanaselja on the Audit Committee.

  During the first half of 1998, Glenn R. Jones, Robert Kearney and Donald L. Jacobs were the members of the Compensation Committee of the Board of Directors, which was established in January 1995. Robert E. Cole replaced Mr. Jones on the Compensation Committee in June 1998. The Compensation Committee met two times during the calendar year ended December 31, 1998. On April 7, 1999, Lawrence S. Smith and Stanley Wang replaced Messrs. Cole and Kearney on the Compensation Committee. Because the current executive officers of the Company have not and will not receive salaries, bonuses or other compensation paid by the Company (instead, the Company will pay a management fee to Comcast for the management services provided to the Company by its executive officers and by other employees of Comcast pursuant to the terms of a management agreement between the Company and Comcast), the Compensation Committee currently has no role in setting the Company's compensation policies.

                       EXECUTIVE OFFICERS OF THE COMPANY

  The following sets forth certain information concerning the Company's principal executive officers:

  Ralph J. Roberts was appointed Chairman of the Company's Board of Directors in April 1999. Mr. Roberts has served as a director of Comcast Corporation and as the Chairman of its Board of Directors for more than five years. Mr. Roberts has been the President and a director of Sural Corporation, a privately held investment company that is Comcast Corporation's controlling shareholder, for more than five years. Mr. Roberts is also a director of Comcast Cable Communications, Inc. Mr. Roberts is the father of Brian L. Roberts. He is 79 years old.

  Julian A. Brodsky was appointed Vice Chairman of the Company's Board of Directors in July 1999. Mr. Brodsky has served as a director of Comcast Corporation and as the Vice Chairman of its Board of Directors for more than five years. Mr. Brodsky also serves as Treasurer and as a director of Sural Corporation. He is also a director of Comcast Cable Communications, Inc. and RBB Fund, Inc. He is 66 years old.

  Brian L. Roberts was appointed President and a director of the Company in April 1999. Mr. Roberts has served as the President and as a director of Comcast Corporation for more than five years. Mr. Roberts also serves as Vice President and as a director of Sural Corporation. He also is a director of Comcast Cable Communications, Inc., At Home Corporation and The Bank of New York Company, Inc. Mr. Roberts is a son of Ralph J. Roberts. He is 40 years old.

  Lawrence S. Smith was appointed Executive Vice President and a director of the Company in April 1999. Mr. Smith has served as Executive Vice President of Comcast Corporation since December 1995. Prior to that time, he served as Senior Vice President of Comcast Corporation for more than five years. Mr. Smith is the Principal Accounting Officer of the Company and of Comcast Corporation. He is 51 years old.

  John R. Alchin was appointed Senior Vice President and Treasurer and a director of the Company in April 1999. Mr. Alchin has served as Senior Vice President and Treasurer of Comcast Corporation for more than five years. Mr. Alchin is the Principal Financial Officer of the Company and of Comcast Corporation. He is 51 years old.

  Stanley Wang was appointed Senior Vice President and Secretary and a director of the Company in April 1999. Mr. Wang has served as Senior Vice President, Secretary and General Counsel of Comcast Corporation for more than five years. He is 58 years old.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

  The following table sets forth certain information relating to the compensation paid by the Company during the Company's fiscal years ended December 31, 1998, 1997 and 1996 to those persons who were, at December 31, 1998, the Chief Executive Officer and the other four most highly compensated executive officers of the Company. As disclosed in the footnotes to the table and under the headings "Employment Agreement" and "Retention and Severance Plans" below, these persons and other employees of the Company received substantial additional compensation paid by the Company during 1999 in connection with the change in control of the Company from Jones International, Ltd. to Comcast. All of the persons listed in the following table resigned as executive officers of the Company effective April 7, 1999.

  The following table is included to provide historical information about executive compensation paid by the Company to its former executive officers, as required by the disclosure rules promulgated by the Securities and Exchange Commission. Shareholders are advised, however, that the current executive officers of the Company - Ralph J. Roberts, Julian A. Brodsky, Brian L. Roberts, Lawrence S. Smith, John R. Alchin and Stanley Wang - each of whom is also an executive officer of Comcast - have not and will not receive salaries, bonuses or other compensation paid by the Company. Instead, the Company will pay a management fee to Comcast for the management services provided to the Company by its executive officers and by other employees of Comcast pursuant to the terms of a management agreement between the Company and Comcast, as described below under the heading "Certain Transactions With Comcast Corporation, Management Agreement."

                                                  Long Term
                                                 Compensation
                             Annual Compensation    Awards     All Other
       Name and              ------------------- ------------ Compensation
  Principal Position    Year   Salary    Bonus   Options (1)      (2)
  ------------------    ----   ------    -----   -----------  ------------
Glenn R. Jones          1998 $2,806,714 $      0         0      $168,403
Chairman of the Board   1997  2,714,425        0   110,937       162,865
and Chief Executive     1996  2,620,102        0         0       157,380
Officer
James B. O'Brien (3)    1998 $  275,028 $213,011         0      $ 38,407
President and Director  1997    252,045  175,000    17,000        28,661
                        1996    240,961  163,366         0        25,978
Kevin P. Coyle (3)      1998 $  200,021 $127,005         0      $ 24,621
Group Vice President/   1997    191,552  100,000    10,000        17,493
Finance                 1996    184,185   72,750         0        15,558
Ruth E. Warren (3)      1998 $  195,007 $130,567         0      $ 22,082
Group Vice              1997    177,273   70,906    10,000        12,764
President/Operations    1996    170,454   77,327         0        12,558
Cynthia A. Winning (3)  1998 $  180,010 $ 87,001         0      $ 16,035
Group Vice              1997    167,101   76,838    10,000        12,469
President/Marketing     1996    160,674   63,464         0        11,334

--------
(1) Represents the number of shares of the Company's Class A Common Stock underlying the options granted.
(2) The Company's employees were entitled to participate in a 401(k) profit sharing plan. Certain senior employees of the Company also were eligible to participate in a deferred compensation plan. The amounts shown in the column reflect the Company's contributions pursuant to these plans for the benefit of the named person's account.
(3) During the first half of 1999, Mr. O'Brien, Mr. Coyle, Ms. Warren and Ms. Winning received payments from the Company of $1,450,000, $900,000, $900,000 and $493,688, respectively. Such amounts were paid in recognition of the contributions of such persons over a number of years and in connection with services rendered during the transition period leading to the acquisition of control of the Company by Comcast. In addition, in exchange for their entering into noncompetition agreements with the Company, Mr. O'Brien, Mr. Coyle and Ms. Warren received payments from the Company of $2,550,000, $2,350,000 and $1,600,000, respectively, in April
    1999.

                             Option Grants in 1998

  No stock options were granted during 1998 to the executive officers named in the Summary Compensation Table.

   Aggregated Option Exercises in 1998 and Option Values at December 31, 1998

  The following table sets forth information with respect to stock option exercises during 1998 by the executive officers named in the Summary Compensation Table. Note that because of action taken by the Company's Board of Directors in September 1998, all unexercised options became fully vested in September 1998, and therefore all unexercised options were exercisable at December 31, 1998. Each of the persons named in the table terminated his or her employment with the Company in April 1999 in connection with Comcast Corporation's acquisition of a controlling interest in the Company on April 7, 1999 and all of the unexercised options held by the persons named in the table were exercised by such persons prior to or within ten days following the termination of their employment with the Company.

                                                         Number of   Value of
                                Number of               Securities  Unexercised
                                 Class A                Underlying    In-the-
                              Common Stock              Unexercised    Money
                             Shares Acquired   Value    Options at  Options at
Name                           on Exercise    Realized   12/31/98    12/31/98
----                         --------------- ---------- ----------- -----------
Glenn R. Jones..............     300,000     $3,275,418   477,851   $11,200,780
James B. O'Brien............           0            --     60,694   $ 1,435,438
Kevin P. Coyle..............           0            --     30,855   $   735,964
Ruth E. Warren..............       8,000     $  149,520    25,278   $   613,551
Cynthia A. Winning..........           0            --     19,500   $   480,663

 Compensation of Directors

  In November 1998, the Board of Directors, pursuant to the recommendations of an ad hoc committee of non-employee directors of the Company and a report from an independent compensation consultant, adopted new policies relating to the compensation of non-employee directors of the Company effective as of January 1, 1998. As a result, in 1998 non-employee directors of the Company were compensated as follows: (i) $10,000 for services rendered during 1998;
(ii) $5,000 per quarter for services rendered as a director of the Company;
(iii) $1,250 for each meeting of the Board of Directors attended in person and $750 for each meeting of the Board of Directors attended via teleconference;
(iv) for each director who serves on a standing committee of the Board of Directors (the Audit Committee, the Compensation Committee and the Executive Committee), $750 for each standing committee meeting of the Board of Directors attended in person and $500 for each standing committee meeting attended via teleconference; and (v) $1,000 for any meeting of a special committee established by the Board of Directors, whether attended in person or via teleconference. No compensation for director service was paid to directors who were full-time employees of the Company or any of its affiliates.

 Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires certain persons, including directors and officers of the Company, to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission. The Company is required to disclose in this Proxy Statement any late or missed filings of those reports during 1998 by its officers (as such term is defined in the rules promulgated under Section 16 of the Exchange Act), directors and 10% shareholders. Based upon the Company's review of the reporting forms received by it and representations from certain persons that no Form 5 reports were required to be filed by those persons, the Company believes that all filing requirements applicable to its officers, directors and 10% shareholders were complied with during 1998 except that: (i) Christine J. Marocco filed a report on Form 5 in February 1999 that reflected her sale of 20,000 shares of the Company's Class A Common Stock in January 1998; a Form 4 was not filed in February 1998 reflecting this sale; and (ii) Cynthia A. Winning filed a report on Form 5 in February 1999 reflecting the acquisition of beneficial ownership of 4 shares of the Company's Class A Common Stock in January 1997; a Form 4 was not filed in February 1997 reflecting this acquisition.

 Employment Agreement

  On December 20, 1994, the Company entered into an employment agreement with Glenn R. Jones (the "Employment Agreement") pursuant to which the Company agreed to employ Mr. Jones as Chief Executive Officer of the Company for a period of up to eight years from December 20, 1994. Under the terms of the Employment Agreement, Mr Jones received a base salary of $2,500,000 in fiscal year 1995 (which approximated his fiscal year 1994 combined compensation from the Company and Jones Spacelink, Ltd.), and in the years thereafter he received annual cost of living index based salary adjustments. In addition, Mr. Jones was entitled to participate in the Company's employee benefit plans at a level generally commensurate with his participation prior to December 1994. No other employee of the Company had an employment agreement with the Company. In August 1998, the Company and Mr. Jones agreed that Mr. Jones would terminate his employment with the Company in connection with the proposed change in control of the Company to Comcast. On April 7, 1999, the Company and Mr. Jones terminated the Employment Agreement. In connection with the termination of the Employment Agreement, the Company paid Mr. Jones the sum of approximately $8,000,000, an amount equal generally to the discounted value of the payments that would otherwise be due him for the remaining term of the Employment Agreement as of April 7, 1999.

 Retention and Severance Plans

  In connection with Comcast's acquisition of a controlling interest in the Company on April 7, 1999, all of the persons who were executive officers of the Company as of that date terminated their employment with the Company. As of July 7, 1999, all persons who were employed at the Company's former corporate offices in Englewood, Colorado had terminated their employment with the Company.

  To facilitate an orderly change in control to Comcast, the Company established retention and severance plans for its corporate and field office employees who were to be terminated due to the change in control. The plans provide for cash severance payments to employees, including executive officers, who have been or will be terminated due to the change in control. The Company has incurred expense relating to the severance of approximately 350 corporate and field office employees totalling $39,100,000.

 Compensation Committee Interlocks and Insider Participation

  In January 1995, the Board of Directors established a Compensation Committee to provide oversight review of all compensation plans and, in accordance with those plans, provided guidance on certain executive compensation matters. The members of the Compensation Committee during the first half of 1998 were Glenn
R. Jones, Robert Kearney and Donald L. Jacobs. Robert E. Cole replaced Mr. Jones as a member of the Compensation Committee effective June 16, 1998. Robert
E. Cole, Robert Kearney and Donald L. Jacobs were non-employee directors of the Company.

  Glenn R. Jones, James B. O'Brien and Elizabeth M. Steele, former executive officers of the Company, served as officers and directors of certain of the Company's affiliates. As individuals, these executive officers had no transactions with the Company other than as disclosed herein with respect to executive compensation. Companies that Mr. Jones controls engaged in transactions with the Company throughout 1998. See "Certain Transactions With Former Controlling Shareholders."

       1999 COMPENSATION COMMITTEE REPORT ON 1998 EXECUTIVE COMPENSATION

  The following report has been prepared by the current members of the Compensation Committee of the Company's Board of Directors. It reflects the understanding of the current members about executive compensation policies of the Company in 1998, although two of the three current members of the Compensation Committee were not directors of the Company at that time.

  Policies. The Company's policies with respect to executive compensation during 1998 were based on the Company's need to attract and retain key executives and to compensate them according to (i) their performance, (ii) the Company's overall performance and (iii) executive compensation offered by others in the cable communications industry.

  Salaries. Base salaries for executives were primarily market driven and determined according to an executive officer's level of responsibility, scope of responsibility and impact of decision making. The Company utilized annual executive compensation salary surveys, prepared by nationally recognized compensation consulting firms, that pertained to the telecommunications and cable communications industries. In general, the Company sought to set executive salary levels at approximately the mid-range of the survey data.

  Bonuses. The basis of short-term incentive compensation, which generally was recognized through cash bonus awards, was the current job performance of the Company's executives. It was through the bonus program that both individual and corporate performance was recognized on a year-to-year basis. A defined bonus plan based on meeting specific budgeted revenue, cash flow, capital management, customer service, best practices and performance versus a peer group had been established for all executives in the Company. While overall corporate performance was given recognition, it was the specific performance of the individual during the year that was given the greatest weight in making bonus determinations. Finally, through studies available to it, the Company was aware of existing levels of compensation for executives employed by companies in the telecommunications and cable communications industries, and appropriate attention was paid to such compensation in making bonus determinations. However, individual performance remained the prime consideration.

  Long-Term Incentives. Long-term incentives for eligible Company executives and other key associates consisted of qualified and non-qualified employee stock options that traditionally vested over a term of five years, and participation in a deferred compensation plan and/or a 401(k) plan. The competitive need to provide a valuable equity incentive program to attract and retain key executives in a competitive environment was the reason why the Board of Directors established an annual long-term incentive stock option plan in 1992 for executives and certain other key associates. The stock option plan was intended to promote the long-term success of the Company by providing eligible key executives an opportunity to acquire a proprietary interest in the Company. The goal of the stock option plan was to focus performance on the attainment of long-term strategic objectives and align executive financial interests with those of the shareholders of the Company. No stock options were granted to officers or other employees during 1998. The Board of Directors accelerated the vesting of all employee stock options in September 1998 in connection with the proposed change in control of the Company to Comcast.

  Compensation of Chief Executive Officer. Pursuant to an Employment Agreement entered into between the Company and Glenn R. Jones in December 1994, Mr. Jones was paid an annual base salary of $2,500,000 in 1995. Mr. Jones received a 4.8% cost of living increase on December 20, 1995, increasing his base salary to $2,620,102. Mr. Jones received a 3.6% cost of living increase on December 20, 1996, increasing his base salary to $2,714,425. Mr. Jones received a 3.4% cost of living increase on January 1, 1998, increasing his base salary to $2,806,714. In addition, Mr. Jones was entitled to participate in the Company's employee benefit plans at a level generally commensurate with his level of participation prior to December 1994. Stock option awards to Mr. Jones during this period reflected both the Company's performance and, more specifically, his contribution to the direction of the Company. In August 1998, the Company and Mr. Jones agreed that Mr. Jones would terminate his employment with the Company in connection with the proposed change in control of the

Company to Comcast. On April 7, 1999, the Company and Mr. Jones terminated the Employment Agreement and the Company paid Mr. Jones the sum of approximately $8,000,000, an amount equal generally to the discounted value of the payments that would otherwise be due him for the remaining term of the Employment Agreement as of April 7, 1999.

  Retention and Severance Plan for Corporate Associates. To facilitate an orderly change in the control of the Company to Comcast, the Board of Directors determined that it would be in the Company's best interests to establish a retention and severance plan in 1998 for its corporate associates who were to be terminated due to the change in control. The Compensation Committee retained the services of a nationally recognized compensation consulting firm to advise it with respect to the creation of a retention and severance plan. The plan was designed by the Compensation Committee in consultation with the compensation expert. The plan provided incentives to corporate associates, including executive officers, to remain with the Company through a transition period following the change in control. The plan provided for cash severance payments to associates who would be terminated due to the change in control. The Company incurred expense relating to the severance of approximately 230 corporate associates totalling approximately $33,100,000. The Compensation Committee and the Board of Directors of the Company determined that the payment of such amounts benefited the Company because it insured that the Company would have the services of these employees during the transition period leading to and following the change in control of the Company, and that such amounts properly recognized the contributions of such persons to the Company's performance over a number of years.

  New Compensation Policies. In connection with Comcast's acquisition of a controlling interest in the Company on April 7, 1999, all of the persons who were executive officers of the Company as of that date terminated their employment with the Company. The Company's Board of Directors has appointed new executive officers, each of whom is also an officer of Comcast. As of July 7, 1999, all persons who were employed at the Company's former corporate offices in Englewood, Colorado had terminated their employment with the Company. The Company now shares corporate offices with Comcast in Philadelphia.

  The Company and Comcast have entered into a management agreement pursuant to which Comcast will supervise the management and operation of the day-to-day activities of the cable systems owned by the Company and its subsidiaries. The current executive officers of the Company have not and will not receive salaries, bonuses or other compensation paid by the Company. Instead, the Company will pay a management fee to Comcast for the management services provided to the Company by its executive officers and by other employees of Comcast pursuant to the terms of the management agreement between the Company and Comcast.

  Submitted by the Compensation Committee of the Board of Directors of Jones Intercable, Inc.:

                                          Donald L. Jacobs,
                                          Lawrence S. Smith and
                                          Stanley Wang

Dated: August 9, 1999

  Notwithstanding anything to the contrary contained in any document filed by the Company with the Securities and Exchange Commission, or elsewhere, the foregoing report of the Compensation Committee of the Company's Board of Directors shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein, and shall not be deemed soliciting materials or otherwise be deemed filed under either of such acts.

Performance Graph

  The following graph represents a comparison of total shareholder returns for the most recent five-year period among the Company, the Standard & Poors 500 Index and publicly traded companies that are members of the Company's cable television industry peer group.

                           ANNUAL RETURN PERCENTAGE
                           Years Ending

Company Name/Index              Dec94      Dec95      Dec96      Dec97     Dec98
================================================================================
JONES INTERCABLE INC. -CL A     -30.50     1.02       -16.16     69.27    102.85
S&P 500 INDEX                     1.32    37.58        22.96     33.36     28.58
PEER GROUP                      -29.75     9.60       -25.56    128.90    118.81



                                           INDEXED RETURNS
                                Base       Years Ending
                                Period
Company Name/Index              Dec93      Dec94      Dec95      Dec96      Dec97     Dec98
===========================================================================================
JONES INTERCABLE INC. -CL A      100       69.50     70.21        58.87     99.64    202.13
S&P 500 INDEX                    100      101.32    139.40       171.40    228.36    293.91
PEER GROUP                       100       70.25     77.00        57.31    131.19    287.06


                        [PERFORMANCE GRAPH APPEARS HERE]


INDEXED RETURNS
Years Ending

Company Name/Index




Peer Group Companies.
-------------------------------------
 ADELPHIA COMMUN -CL A
 CABLEVISION SYSTEMS -CL A
 CENTURY COMMUN -CL A
 COMCAST CORPORATION
 TCA CABLE TV INC

           CERTAIN TRANSACTIONS WITH FORMER CONTROLLING SHAREHOLDERS

  During 1998, the Company engaged in certain transactions with affiliates of former controlling shareholders of the Company. These transactions involved affiliation agreements for the distribution of programming owned by affiliated companies on cable television systems owned or managed by the Company, lease agreements related to real estate, and lease agreements and service agreements related to certain technical, computer, financial and administrative services provided to the Company by such affiliates. For the year ended December 31, 1998, approximately $1,008,000, or less than 1%, of the Company's total revenues and approximately $6,646,000, or 3.3%, of its total operating, general and administrative expenses were a result of related party transactions. Because certain former officers and directors of the Company were also officers and directors of the affiliated companies that engaged in transactions with the Company, the terms of any agreements between the Company and such affiliates generally were not the result of arm's-length negotiations. There can be no assurance that the terms of any transactions between the Company and these affiliates were as favorable to the Company as the Company could have obtained from unrelated parties.

  Set forth below is a description of the Company's transactions with Glenn R. Jones, Jones International, Ltd. ("International"), certain of its subsidiaries and certain other affiliates of former controlling shareholders of the Company, including BCI Telecom Holding Inc. ("BTH"), during the year ended December 31, 1998. In some instances the dollar amounts of transactions have been rounded to the nearest thousand. Most of the transactions described below continued through April 7, 1999 and certain of the transactions described below are expected to continue subsequent to April 7, 1999.

Jones International, Ltd.

  Jones International, Ltd. and certain of its subsidiaries provided various services to the Company and its managed limited partnerships, including information and data processing services, office space and programming services, as described below. The costs of these services were charged to the Company, and the Company reimbursed International accordingly. In some cases, a portion of certain of these expenses were reallocated to the Company's managed partnerships pursuant to the terms of the limited partnership agreements of such limited partnerships.

  Since 1994, Glenn R. Jones and International have had the right to place a number of cable television programming channels created by them and their affiliates on the Company's cable systems in exchange for programming service fees. In April 1999, in connection with Comcast's acquisition of a controlling interest in the Company, the Company paid Mr. Jones and International $25,000,000 in exchange for their relinquishing their rights to place new cable television programming channels on the Company's cable systems. This transaction had no affect on the number of cable television programming channels owned by Mr. Jones and International that already were carried by the Company's cable systems as of April 1999.

Jones Galactic Radio, Inc.

  Jones Galactic Radio, Inc. is a subsidiary of Jones International Networks, Ltd., an affiliate of International. The Company's cable systems receive audio programming from Superaudio, a joint venture between Jones Galactic Radio, Inc. and an unaffiliated entity. Superaudio has a continuing affiliation agreement with the Company. Payments made by the Company to Jones Galactic Radio, Inc. for programming provided to Company-owned cable systems for the year ended December 31, 1998 totaled $348,800.

Knowledge TV, Inc.

  Knowledge TV, Inc., a company jointly owned through April 7, 1999 by Glenn R. Jones, affiliates of International, BTH and the Company, operated the television network Knowledge TV. On April 7, 1999, Comcast acquired BTH's ownership interest in Knowledge TV, Inc. Knowledge TV, Inc. subsequently has transferred control of the Knowledge TV network to an unaffiliated entity. During 1998, Knowledge TV, Inc. sold its educational cable television programming to cable television systems owned by the Company. Payments made by the Company to Knowledge TV, Inc. with respect to programming provided to cable television systems owned by the Company for the year ended December 31, 1998 totaled $622,800.

Great American Country, Inc.

  The Great American Country network provides country music video programming to certain of the Company's owned systems. This network is owned and operated by Great American Country, Inc., a subsidiary of Jones International Networks, Ltd., an affiliate of International. Great American Country has continuing affiliation agreements with the Company. During the year ended December 31, 1998, the Company paid Great American Country, Inc. a total of $517,000 for programming provided by Great American Country to Company-owned cable television systems.

Product Information Network

  The Product Information Network Venture (the "PIN Venture") is a venture among a subsidiary of Jones International Networks, Ltd., an affiliate of International, and two unaffiliated cable system operators. The PIN Venture operates the Product Information Network ("PIN"), which is a 24-hour network that airs long-form advertising generally known as "infomercials." PIN has an affiliation agreement with the Company that expires on February 1, 2005. The PIN Venture generally makes incentive payments equal to a percentage of its net advertising revenue to the cable systems that carry its programming. Most of the Company's owned cable television systems carry PIN for all or part of each day. Aggregate payments received by the Company from the PIN Venture relating to the Company's owned cable television systems totaled $1,008,000 for the year ended December 31, 1998.

Jones Financial Group, Ltd.

  Jones Financial Group, Ltd. ("Financial Group") performed services for the Company as its agent in connection with negotiations regarding various financial arrangements of the Company. Financial Group is owned 81% by International and 19% by Glenn R. Jones. In December 1994, the Company entered into a Financial Services Agreement with Financial Group pursuant to which Financial Group agreed to render financial advisory and related services to the Company for a fee equal to 90% of the fees that would be charged to the Company by unaffiliated third parties for the same or comparable purposes. The Company paid Financial Group an annual $1,000,000 retainer as an advance against payments due pursuant to this agreement and reimbursed Financial Group for its reasonable out-of-pocket expenses. Financial Group and BTH entered into a separate agreement pursuant to which BTH was entitled to receive one-half of the net fees earned (gross fees less reasonable and customary operating expenses) by Financial Group under the Financial Services Agreement. During the year ended December 31, 1998, the Company paid Financial Group fees totaling $756,000 for acting as the Company's financial advisor in connection with the Company's acquisition of a cable television system in 1998. The Financial Services Agreement was terminated on April 7, 1999.

Jones Interactive, Inc.

  Jones Interactive, Inc. ("Interactive"), a wholly owned subsidiary of International, provides information management and data processing services for operating companies affiliated with International. Charges to the various operating companies are based on usage of computer time by each entity. The amount charged to the Company and its managed partnerships by Interactive for the year ended December 31, 1998 totaled $6,089,000. Approximately 63% of this amount was paid by the Company, and the remainder was allocated to and paid by the Company's managed partnerships. The Company anticipates that its relationship with Interactive will be concluded by the end of 1999.

Jones Properties, Inc.

  Jones Properties, Inc. is a wholly owned subsidiary of International. The Company was a party to a lease with Jones Properties, Inc. under which the Company leased a 101,500 square foot office building in Englewood, Colorado. The lease agreement, as amended, had a 15-year term expiring July 2000, with three 5-year renewal options. The annual rent was not to exceed $24.00 per square foot, plus operating expenses. The Company subleased approximately 44% of the building to International and certain other affiliates during 1998 on the same terms and conditions as the above-mentioned lease. Rent payments to Jones Properties, Inc. by the Company, net of subleasing reimbursements, for the year ended December 31, 1998 totaled $1,390,000. Approximately 63% of this amount was paid by the Company, and the remainder was allocated to and paid by the Company's managed partnerships. This lease was terminated in July 1999 for a lump sum payment to Jones Properties, Inc. of $1,460,000.

Supply and Services Agreement with BTH

  The Company entered into a Supply and Services Agreement with BTH in December 1994. Pursuant to the Supply and Services Agreement, BTH provided the Company with access to the expert advice of personnel from BTH and its affiliates on an annual basis. The Company agreed to pay an annual fee of $2,000,000 to BTH during the term of the agreement. Payments made by the Company under the Supply and Services Agreement during the year ended December 31, 1998 totaled $2,000,000. This agreement was terminated on April 7, 1999.

Secondment Agreement with BTH

  The Company entered into a Secondment Agreement with BTH in December 1994. Pursuant to the Secondment Agreement, BTH provided a total of 8 secondees during 1998. These secondees worked for the Company and its managed partnerships. The Company reimbursed BTH for the full employment costs of such individuals. The Company reimbursed BTH $719,000 during the year ended December 31, 1998. Approximately 63% of this amount was paid by the Company, and the remainder was allocated to and paid by the Company's managed partnerships. The Secondment Agreement was terminated April 7, 1999.

Sale of Investment in Jones Customer Service Management, L.L.C.

  In 1995, the Company and Jones Cyber Solutions, Ltd. ("JCS"), an indirect subsidiary of International, formed a venture, known as Jones Customer Service Management, L.L.C., for the purpose of developing a subscriber billing and management system. As of December 31, 1998, the Company had invested $5,200,000 in the venture. The Company accounted for this investment using the equity method and, as of December 31, 1998, had recognized equity losses equal to its investment of $5,200,000. In August 1998, the Company sold its 75% interest in Jones Customer Service Management, L.L.C. to JCS for $3,150,000. The purchase price was paid $2,000,000 in cash and $1,150,000 in a note receivable. This note receivable was paid in full on April 7, 1999. The proceeds from this transaction were used to offset the remaining assets related to the Company's customer billing venture.

                 CERTAIN TRANSACTIONS WITH COMCAST CORPORATION

Management Agreement

  Effective April 7, 1999, the Company and Comcast entered into a management agreement pursuant to which Comcast will manage the operations of the Company and its subsidiaries, subject to such direction and control of the Company as the Company may reasonably determine from time to time. The terms of the management agreement were approved by the independent members of the Company's Board of Directors. The management agreement generally provides that Comcast will supervise the management and operations of the Company's cable systems and arrange for and supervise (but not necessarily perform itself) certain administrative functions. As compensation for such services the management agreement provides for Comcast to charge management fees of 4.5% of gross cable communications revenues (as defined). During the three months ended June 30, 1999, Comcast charged the Company management fees of $5.8 million.

  On behalf of the Company, Comcast seeks and secures long-term programming contracts that generally provide for payment based on either a monthly fee per subscriber per channel or a percentage of certain subscriber revenues. Amounts charged to the Company by Comcast for programming (the "Programming Charges") are in an amount equal to the sum of (i) the actual cost incurred by Comcast plus (ii) one-half of the difference between the cost the Company would pay in an arms-length transaction if the Company were a stand-alone multiple cable communications systems operator with a subscriber base equal to that of the Company's cable systems, and the actual cost incurred by Comcast. The Programming Charges are included in operating expenses in the Company's condensed consolidated statement of operations and accumulated deficit. The Company purchases certain other services, including insurance, from Comcast under cost-sharing arrangements on terms that reflect Comcast's actual cost. The Company reimburses Comcast for certain other costs (primarily salaries) under cost-reimbursement arrangements. Under all of these arrangements, the Company incurred total expenses of $38.3 million including $37.5 million of Programming Charges, during the three months ended June 30, 1999.

  The management agreement also provides that Comcast will not enter into any agreements or transactions or obtain any services on behalf of the Company or its cable systems with or from any affiliate of Comcast other than those specifically provided for in the management agreement without the prior written consent of the Company, except for agreements or transactions on terms that are no less favorable to the Company than those that might be obtained at the time from a person or entity that is not an affiliate of Comcast in an arms-length transaction. Further, the management agreement provides that without the prior written consent of the Company, Comcast will not change the independent auditor of the Company or change Comcast's independent auditor such that Comcast and the Company have the same independent auditor.

  The Company will have the right to terminate the management agreement effective as of April 7, 2004 by written notice to Comcast no later than January 7, 2004, and if no such notice is given, the management agreement shall automatically terminate on April 7, 2009.

E! Entertainment Television

  E! Entertainment Television is an affiliate of Comcast that provides cable television programming. During the three months ended June 30, 1999, the Company made payments to E! Entertainment Television totaling $158,000 for programming provided to cable systems owned by the Company.

QVC, Inc.

  Comcast, on behalf of the Company, has an affiliation agreement with QVC, Inc. ("QVC"), an electronic retailer and a majority-owned and controlled subsidiary of Comcast, to carry its programming. In return for carrying QVC programming, the Company receives an allocated portion, based upon market share, of a percentage of net sales of merchandise sold to QVC customers located in the Company's service area. For the three months ended June 30, 1999, the Company's subscriber service fees revenue includes approximately $500,000 relating to QVC.

                  PROPOSAL 2. TO RATIFY SELECTION OF AUDITORS

  The Board of Directors of the Company has approved the selection of the firm of Arthur Andersen LLP, certified public accountants, 1225 Seventeenth Street, Denver, Colorado, to serve as the independent auditors for the Company for the year ending December 31, 1999.

  The Company has been informed by Arthur Andersen LLP that neither that firm nor any of its partners has any financial interest, direct or indirect, in the Company, and that neither that firm nor any of its partners has had any connection with the Company in the capacity of promoter, or underwriter, voting trustee, director, officer or employee.

  A representative of Arthur Andersen LLP is expected to be present at the Meeting and will be given an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions from shareholders.

  In order to ratify the selection of the firm of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1999, a favorable majority vote of the shares represented at the Meeting, in person or by proxy, will be necessary to approve the proposal. For this purpose, holders of Common Stock and holders of Class A Common Stock will vote as a single class; the holders of Common Stock will have one vote for each share held and the holders of Class A Common Stock will have one-tenth (1/10) of a vote for each share held.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL 2.

                    ANNUAL REPORT AND FINANCIAL INFORMATION

  Each shareholder of record as of the Record Date has been mailed a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1998, a copy of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 and a copy of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

  The Company's Annual Report on Form 10-K for the year ended December 31, 1998 and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999 are not to be regarded as proxy soliciting materials or as communications by means of which a solicitation is to be made.

                                          By Order of the Board of Directors,

                                          Stanley Wang
                                          Secretary

Dated: August 20, 1999

-------------------------------------------------------------------------------

                             FOLD AND DETACH HERE
PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            JONES INTERCABLE, INC.
                            c/o Comcast Corporation
                              1500 Market Street
                     Philadelphia, Pennsylvania 19102-2148

 The undersigned hereby appoints Ralph J. Roberts and Stanley Wang, and each of them, as proxies, with the power to appoint his substitute, and hereby au-thorizes them to represent and to vote as designated below all the shares of Common Stock of Jones Intercable, Inc. held of record by the undersigned on August 9, 1999 at the Annual Meeting of Shareholders to be held at the corpo-rate offices of the Company, 1500 Market Street, Philadelphia, Pennsylvania, at 11:00 a.m., Eastern Time, on Thursday, September 23, 1999, and at any ad-journment thereof.

                           (continued on other side)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                                             Please mark
                                                             your votes as
                                                             indicated in
                                                             this example [X]

The Board of Directors Recommends a Vote FOR the Directors named in Item 1 and
                                FOR Proposal 2.

                                                       WITHHELD
                                                FOR    FOR ALL
Item 1-Election of directors by the holders     [_]      [_]
of Common Stock.
Ralph J. Roberts, Julian A. Brodsky, Brian L. Roberts, Lawrence S. Smith, John R. Alchin, and Stanley Wang

WITHHELD FOR: (Write that nominee's name in the space provided below).

-----------------------------------------------------------------
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE DIRECTORS NAMED IN ITEM 1 AND "FOR" PROPOSAL 2.


                                                        FOR   AGAINST   ABSTAIN
Proposal 2-Ratification of the Appointment              [_]     [_]       [_]
of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1998.


Signature(s) __________________________    Date _______________________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

-------------------------------------------------------------------------------


PROXY


                            FOLD AND DETACH HERE


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            JONES INTERCABLE, INC.
                            c/o Comcast Corporation
                              1500 Market Street
                     Philadelphia, Pennsylvania 19102-2148

 The undersigned hereby appoints Ralph J. Roberts and Stanley Wang, and each of them, as proxies, with the power to appoint his substitute, and hereby au-thorizes them to represent and to vote as designated below all the shares of Class A Common Stock of Jones Intercable, Inc. held of record by the under-signed on August 9, 1999 at the Annual Meeting of Shareholders to be held at the corporate offices of the Company, 1500 Market Street, Philadelphia, Penn-sylvania, at 11:00 a.m., Eastern Time, on Thursday, September 23, 1999, and at any adjournment thereof.

                           (continued on other side)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                             Please mark   [X]
                                                             your votes as
                                                             indicated in
                                                             this example

The Board of Directors Recommends a Vote FOR the Directors named in Item 1 and
                                FOR Proposal 2.

                                                        WITHHELD
                                                 FOR    FOR ALL
Item 1-Election of directors by the holders of   [_]      [_]
Class A Common Stock.
William E. Frenzel, Donald L. Jacobs,
Robert Kearney and Robert B. Zoellick

WITHHELD FOR: (Write that nominee's name in the space provided below).
___________________________________________________________________
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE DIRECTORS NAMED IN ITEM 1 AND "FOR" PROPOSAL 2.



Proposal 2-Ratification of the Appointment of Arthur     FOR  AGAINST  ABSTAIN
Andersen LLP as the Company's independent auditors       [_]    [_]      [_]
for the year ending December 31, 1998.

Signature(s) __________________________    Date _______________________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE